Exhibit 10.1

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENTS, CONVERTIBLE PROMISSORY NOTES

AND STANDBY EQUITY PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreements, Convertible Promissory Notes and Standby Equity Purchase Agreement (this “Amendment”) is made and entered into effective as of the 15th day of July, 2026 (the “Effective Date”) by and between Vivakor, Inc., a Nevada corporation (the “Company”), and the holders of certain convertible promissory notes as identified on the signature pages hereto (the “Holders”) in order to amend the terms of those certain Securities Purchase Agreements (the “SPAs”), the Convertible Promissory Notes (the “Notes”), and the Standby Equity Purchase Agreement (the “SEPA”, together with the SPAs and Notes, the “Investment Documents”), between the Company and the Holders, each dated May 7, 2026. The Company and the Holders shall each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to the Investment Documents, under which the Holders agreed to loan the Company $15,000,000 in aggregate principal under the Notes, and purchase additional common stock from the Company under the terms of the SEPA, in exchange for the Company executing the Investment Documents;

WHEREAS, under the Investment Documents the Floor Price of the common stock issuable under the Notes is $0.37 per share, subject to adjustment every six months but in no event less than $0.20 per share (the “Floor Price”);

WHEREAS, the Company has a proposed 20-for-1 reverse stock split pending with Nasdaq (the “Reverse Stock Split”);

WHEREAS, the Company has requested the Holders to fund the second tranche under the Notes (the “Second Funding Tranche”) prior to the Reverse Stock Split; and

WHEREAS, the Holders have agreed to fund the Second Funding Tranche upon an S-1 Registration Statement registering the shares underlying the conversion of Notes having been declared effective by the Securities and Exchange Commission (“SEC Effectiveness”), in exchange for a non-adjusted Floor Price of $0.37 immediately following the Reverse Stock Split.

NOW, THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1. NON-ADJUSTMENT OF FLOOR PRICE:

(a) The Holders hereby agree to fund the Second Funding Tranche upon SEC Effectiveness, provided that the Company effectuate the Reverse Stock Split within one (1) trading day following SEC Effectiveness, in all cases subject to the default provisions of the Investment Documents.

(b) The Parties hereby agree to amend all relevant provisions of the Investment Documents such that the Floor Price under the Notes is not subject to adjustment pursuant to the Reverse Stock Split and remains at $0.37 immediately following the Reverse Stock Split. The language in Section 6 of the Notes reading “provided that in no event shall the Floor Price be adjusted below $0.20 per share” shall hereby be deleted from the Notes and of no further force and effect. Except as specifically set forth herein, the Floor Price remains subject to all other adjustments as provided in the Investment Documents.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY HOLDERS: The Holders hereby represent, warrant and agree as follows:

(a) Organization and Authority of Holders. To the extent any Holder is an entity it is in good standing with its state of incorporation and all other states it does business. Such entity Holders have the requisite authority to enter into this Amendment and comply with its terms.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY: The Company hereby represents, warrants and agrees as follows:

(a) Organization and Authority of Company. The Company is in good standing with its state of incorporation and all other states it does business. The Company has all requisite authority to execute and deliver this Amendment and to carry out and perform its obligations under the terms of this Amendment.

(b) Shareholder Approval. The Company has obtained approval by a majority of the Company’s shareholders to issue in excess of 19.99% of the Company’s common stock under the Investment Documents, which approval covers the issuance of shares of the Company’s common stock that may be issued pursuant to this Amendment, such that no additional shareholder approval is required.

4. MISCELLANEOUS:

(a) Binding Agreement. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Nothing in this Amendment, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

(b) Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of Wyoming, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Wyoming or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Wyoming. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in Manhattan, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

(e) Notices. All notices required or permitted hereunder shall be in writing with an email copy and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Vivakor, Inc.
Attn. Chief Executive Officer
5220 Spring Valley Road, Ste 500
Dallas, TX 75254
Email: jballengee@vivakor.com

with a copy to:	Law Offices of Craig V. Butler
(which shall not constitute notice)	300 Spectrum Center Drive, Ste 300
Irvine, CA 92618
Attn: Craig V. Butler, Esq.
Email: cbutler@craigbutlerlaw.com

If to the Holders:	To the address and email set forth on each Holder’s signature page hereto or to such other address as the Company or Holders may designate by ten (10) days advance written notice to the other Party hereto.

(f) Modification; Waiver. No modification or waiver of any provision of this Amendment or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holders.

(g) Entire Agreement; Successors. This Amendment constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The representations, warranties and agreements contained in this Amendment shall be binding on and inure to the benefit of each Party’s respective successors, permitted assigns, heirs and legal representatives. To the extent any provisions of this Amendment conflict with the Investment Documents, the terms of this Amendment will control. All terms of the Investment Documents not amended by this Amendment will remain in full force and effect. Any defined terms not defined herein have the meaning subscribed to such term in the Investment Documents.

(h) Expenses. Each Party shall pay their own expenses incurred in connection with this Amendment. In addition, should either Party commence any action, suit or proceeding to enforce this Amendment or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

(i) Currency. All currency is expressed in U.S. dollars.

[Signature pages follow.]

In Witness Whereof, the Parties have executed this Amendment No. 1 to Securities Purchase Agreements, Convertible Promissory Notes and Standby Equity Purchase Agreement as of the date first written above.

COMPANY:

VIVAKOR, INC.
A NEVADA CORPORATION

By:
Name:	James Ballengee
Title:	Chief Executive Officer

[Signature page to Amendment No. 1 to Securities Purchase Agreements, Convertible Promissory Notes

and Standby Equity Purchase Agreement]

In Witness Whereof, the Parties have executed this Amendment No. 1 to Securities Purchase Agreements, Convertible Promissory Notes and Standby Equity Purchase Agreement as of the date first written above.

HOLDER:

SHAKAWE CAPITAL LLC

By:
Name:	Dmitriy Shapiro
Title:	Authorized Agent

Address for Notices:	144 Hillside Village
Rio Grande, PR 00745
Email:	shapiro.dmitriy@gmail.com

[Signature page to Amendment No. 1 to Securities Purchase Agreements, Convertible Promissory Notes

and Standby Equity Purchase Agreement]

In Witness Whereof, the Parties have executed this Amendment No. 1 to Securities Purchase Agreements, Convertible Promissory Notes and Standby Equity Purchase Agreement as of the date first written above.

HOLDER:

SECURE NET CAPITAL LLC

By:
Name:	Alois Rubenbauer
Title:	Manager

Address for Notices:	654 Plaza Ave. Luis Munoz
Rivera, Suite 1130
San Juan, PR 00918
Email:

[Signature page to Amendment No. 1 to Securities Purchase Agreements, Convertible Promissory Notes

and Standby Equity Purchase Agreement]